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EXHIBIT 11.3
APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

CALCULATION OF BASIC AND DILUTED LOSS PER SHARE
AND WEIGHTED AVERAGE SHARES USED IN CALCULATION(1)

                                                                    Year Ended
                                                                 December 31, 2000
                                                                 -----------------
Weighted average shares outstanding:
Common stock:
   Shares outstanding at beginning of period                         21,413,362
   Weighted average shares issued during the year
   ended December 31, 2000 (4,573,585 shares)                         2,866,712
                                                                   ------------
                                                                     24,280,074
                                                                   ============


Net loss available to common stockholders                          ($52,633,000)
                                                                   ============

Basic and diluted loss per common share                                  ($2.17)
                                                                   ============

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(1)   For a description of basic and diluted loss per share, See Note B of the
      Notes to the Financial Statements included in Part II, Item 8 of this Form 10-K.